Exhibit 23.(d)(iii)

FORM OF INVESTMENT SUB-ADVISORY AGREEMENT

AGREEMENT, dated as of                        , 2005, by and among Firsthand Funds, a Delaware statutory trust which is an investment company registered under the Investment Company Act of 1940, as amended (“Investment Company Act”), Firsthand Capital Management, Inc., a corporation organized under the laws of the State of California (the “Manager”), and Evergreen Investment Management Company, LLC, a limited liability company organized under the laws of the State of Delaware (the “Sub-Adviser”).

WHEREAS, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”);

WHEREAS, the Manager has entered into an Investment Advisory Agreement dated November 5, 2005 with the Trust, pursuant to which the Manager manages the investment and reinvestment of assets of the series of the Trust and may delegate certain duties of the Manager to one or more sub-advisers;

WHEREAS, the Firsthand Health Sciences Fund is a series of the Trust (the “Fund”);

WHEREAS, the Sub-Adviser is registered as an investment adviser under the Advisers Act;

WHEREAS, the Board of Trustees of the Trust and the Manager desire that the Manager retain the Sub-Adviser to render investment advisory and other services to the portion of the Fund’s assets as the Manager may determine from time to time (“Allocated Portion”), in the manner and on the terms hereinafter set forth;

WHEREAS, the Sub-Adviser is willing to furnish such services to the Manager and the Fund;

NOW, THEREFORE, the Manager and the Sub-Adviser agree as follows:

1.                                       APPOINTMENT OF SUB-ADVISER

The Manager hereby appoints the Sub-Adviser to act as an investment sub-adviser for the Allocated Portion, subject to the supervision and oversight of the Manager and the Trustees of the Trust, and in accordance with the terms and conditions of this Agreement.  The Sub-Adviser will be an independent contractor and will have no authority to act for or represent the Trust or the Manager in any way or otherwise be deemed an agent of the Trust or the Manager except as expressly authorized in this Agreement or another writing by the Trust, the Manager and the Sub-Adviser.

2.                                       ACCEPTANCE OF APPOINTMENT

The Sub-Adviser accepts the appointment and agrees to render the services herein set forth, for the compensation herein provided.

The assets of the Allocated Portion will be maintained in the custody of a custodian (who shall be identified by the Manager in writing), along with any relevant custodial account numbers and other information relating to the Allocated Portion.  The Sub-Adviser will not have custody of any securities, cash or other assets of the Fund and will not be liable for any loss resulting from any act or omission of the custodian other than acts or omissions arising in reliance on instructions of the Sub-Adviser.  The Manager shall promptly notify the Sub-Adviser of any change in the custodian or any relevant custodial account numbers or other information relating to the Allocated Portion.

3.                                       SERVICES TO BE RENDERED BY THE SUB-ADVISER TO THE TRUST

A.                                   As an investment sub-adviser to the Fund, the Sub-Adviser will coordinate the investment and reinvestment of the assets of the Allocated Portion and determine the composition of the assets of the Allocated Portion, subject always to the supervision and control of the Manager and the Trustees of the Trust.

B.                                     As part of the services it will provide hereunder, the Sub-Adviser will:

(i)                                     obtain and evaluate, to the extent deemed necessary and advisable by the Sub-Adviser in its discretion, pertinent economic, statistical, financial, and other information affecting the economy generally and individual companies or industries, the securities of which are included in the Allocated Portion or are under consideration for inclusion in the Allocated Portion;

(ii)                                  formulate and implement a continuous investment program for the Allocated Portion;

(iii)                               take whatever steps are necessary to implement the investment program for the Allocated Portion by arranging for the purchase and sale of securities and other investments, including issuing directives to the administrator of the Trust as necessary for the appropriate implementation of the investment program of the Allocated Portion;

(iv)                              keep the Trustees of the Trust and the Manager fully informed in writing on an ongoing basis as agreed by the Manager and Sub-Adviser of all material facts concerning the investment and reinvestment of the assets in the Allocated Portion, the Sub-Adviser and its key investment personnel and operations, make regular and periodic special written reports of such additional information concerning the same as may reasonably be requested from time to time by the Manager or the Trustees of the Trust and attend meetings with the Manager and/or the Trustees, as reasonably requested, to discuss the foregoing;

(v)                                 in accordance with procedures and methods established by the Trustees of the Trust, which may be amended from time to time, provide assistance in determining the fair value of all securities and other investments/assets in the Allocated Portion, as reasonably requested from time to time by the Manager or the Trust’s custodian, and use reasonable efforts to assist the Trust’s custodian or the Manager in arranging for the provision of valuation information or a price(s) from a party(ies) independent of the Sub-Adviser for each security or other investment/asset in the Allocated Portion for which market prices are not readily available, recognizing that the Trust, the Manager and the Trust’s custodian, and not the Sub-Adviser, have responsibility for valuing the investments/assets in the Allocated Portion;

(vi)                              provide any and all material composite performance information, records and supporting documentation about accounts the Sub-Adviser manages, if appropriate,

which are relevant to the Allocated Portion and that have investment objectives, policies, and strategies substantially similar to those employed by the Sub-Adviser in managing the Allocated Portion that may be reasonably necessary, under applicable laws, to allow the Fund or its agent to present information concerning Sub-Adviser’s prior performance in the Trust’s Prospectus and SAI (as hereinafter defined) and any permissible reports and materials prepared by the Fund or its agent; and

(vii)                           cooperate with and provide reasonable assistance to the Manager, the Trust’s administrator, the Trust’s custodian and foreign custodians, the Trust’s transfer agent and pricing agents and all other agents and representatives of the Trust and the Manager, keep all such persons fully informed as to such matters as they may reasonably deem necessary to the performance of their obligations to the Trust and the Manager, provide prompt responses to reasonable requests made by such persons and maintain any appropriate interfaces with each so as to promote the efficient exchange of information.

C.                                     In furnishing services hereunder, the Sub-Adviser shall be subject to, and shall perform in accordance with the following: (i) the Trust’s Agreement and Declaration of Trust, as the same may be hereafter modified and/or amended from time to time (“Trust Declaration”); (ii) the By-Laws of the Trust, as the same may be hereafter modified and/or amended from time to time (“By-Laws”); (iii) the currently effective Prospectus and Statement of Additional Information of the Trust filed with the SEC and delivered to the Sub-Adviser, as the same may be hereafter modified, amended and/or supplemented (“Prospectus and SAI”); (iv) the Investment Company Act and the Advisers Act and the rules under each, and all other federal and state laws or regulations applicable to the Trust and the Fund; (v) the Trust’s Compliance Manual and other policies and procedures adopted from time to time by the Board of Trustees of the Trust; and (vi) the reasonable written instructions of the Manager.  Prior to the commencement of the Sub-Adviser’s services hereunder, the Manager shall provide the Sub-Adviser with current copies of the Trust Declaration, By-Laws, Prospectus, SAI, Compliance Manual and other relevant policies and procedures that are adopted by the Board of Trustees.  The Manager agrees not to make any amendment, modification or supplement to any such above-mentioned document that would have any material effect on the Sub-Adviser’s duties and obligations under this Agreement without providing the Sub-Adviser with prior written notice as far in advance of the effectiveness of such amendment, modification or supplement as reasonably practicable.

D.                                    The Sub-Adviser, at its expense, will furnish: (i) all necessary facilities and personnel, including salaries, expenses and fees of any personnel required for them to faithfully perform their duties under this Agreement; and (ii) administrative facilities, including bookkeeping, and all equipment necessary for the efficient conduct of the Sub-Adviser’s duties under this Agreement.

E.                                      The Sub-Adviser will select brokers and dealers to effect all portfolio transactions subject to the conditions set forth herein.  The Sub-Adviser will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions, if applicable.  The Sub-Adviser is directed at all times to seek to execute transactions for the Allocated Portion (i) in accordance with any written policies, practices or procedures that may be established by the Board of Trustees or the Manager from time to time and which have been provided to the Sub-Adviser or (ii) as described in the Trust’s Prospectus and SAI.  In placing any orders for the purchase or sale of investments for the Fund, in the name of the Allocated Portion or its nominees, the Sub-Adviser shall use such brokers and in such a manner as, in its reasonable judgment, offers “best execution” for the Allocated Portion, considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement.  The

Manager hereby authorizes the Sub-Adviser to use an affiliated broker or dealer, where appropriate, assuming the Sub-Adviser reasonably determines that such affiliate will provide the best combination of price and execution on the transaction.  The Manager may terminate the Sub-Adviser’s authority to use an affiliated broker or dealer at any time without penalty.  The Sub-Adviser’s authority to use an affiliated broker or dealer will continue unless and until the Sub-Adviser is notified by the Manager of such termination.  In no instance will portfolio securities be purchased from or sold to the Sub-Adviser, or any affiliated person thereof, except in accordance with the Investment Company Act, the Advisers Act and the rules under each, and all other federal and state laws or regulations applicable to the Trust and the Fund.

F.                                      Subject to the appropriate policies and procedures approved by the Board of Trustees, Sub-Adviser may, to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) cause the Allocated Portion to pay a broker or dealer that provides brokerage or research services to the Manager, the Sub-Adviser and the Allocated Portion an amount of commission for effecting a Fund transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines, in good faith, that such amount of commission is reasonable in relationship to the value of such brokerage or research services provided viewed in terms of that particular transaction or the Sub-Adviser’s overall responsibilities to the Fund or its other advisory clients.  To the extent authorized by Section 28(e) and not otherwise expressly prohibited or restricted by the Trust’s Board of Trustees, of which prohibition or restriction the Sub-Adviser has actual notice, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.  Subject to seeking best execution and other applicable legal requirements, the Board of Trustees or the Manager may direct the Sub-Adviser to effect transactions in portfolio securities through broker-dealers in a manner that will help generate resources to pay the cost of certain expenses that the Trust is required to pay or for which the Trust is required to arrange payment.

G.                                     On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Allocated Portion as well as other clients of the Sub-Adviser, the Sub-Adviser to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution.  Allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner which the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Allocated Portion and to its other clients over time. The Manager agrees that Sub-Adviser and its affiliates may give advice and take action in the performance of their duties with respect to any of their other clients that may differ from advice given, or the timing or nature of actions taken, with respect to the Allocated Portion.  The Manager also acknowledges that Sub-Adviser and its affiliates are fiduciaries to other entities, some of which have the same or similar investment objectives (and will hold the same or similar investments) as the Allocated Portion, and that Sub-Adviser will carry out its duties hereunder together with its duties under such relationships.  Nothing in this Agreement shall be deemed to confer upon Sub-Adviser any obligation to purchase or to sell or to recommend for purchase or sale for the Allocated Portion any investment that Sub-Adviser, its affiliates, officers or employees may purchase or sell for its or their own account or for the account of any client.

H.                                    The Sub-Adviser will maintain all accounts, books and records with respect to the Allocated Portion as are required of an investment adviser of a registered investment company pursuant to the Investment Company Act and Advisers Act and the rules thereunder and shall file with the SEC all forms pursuant to Section 13 of the Exchange Act, with respect to its duties as are set forth herein.

I.                                         The Sub-Adviser will, unless and until otherwise directed by the Manager or the Board of Trustees, vote proxies with respect to the Allocated Portion’s securities and exercise rights in corporate actions or otherwise in accordance with the Sub-Adviser’s proxy voting guidelines, as amended from time to time, which shall be provided to the Trust and the Manager.  Upon receipt of reasonable notice, the Sub-Adviser will use reasonable efforts to cooperate with the Trust’s custodian to determine whether or not the Allocated Portion should participate in class action settlements and to work with the Trust’s custodian and the Manager to file class action settlement claims when determined to be appropriate.

4.                                       COMPENSATION OF SUB-ADVISER

The Manager will pay the Sub-Adviser an advisory fee with respect to the Allocated Portion as specified in Appendix A to this Agreement.  Payments for services provided in a month (or any partial month thereof) shall be made to the Sub-Adviser on or about the fifth day of the following month; however, this advisory fee will be calculated daily for the Allocated Portion based on the net assets of the Allocated Portion on each day and accrued on a daily basis.  Notwithstanding the foregoing, to the extent Appendix A contains a minimum annual fee, such minimum shall be paid once annually on the anniversary date of the date when the Sub-Adviser first performed services under this Agreement (less the amount already paid in the previous twelve months).

5.                                       LIABILITY AND INDEMNIFICATION

A.                                   Except as may otherwise be provided by the Investment Company Act or any other federal securities law, neither the Sub-Adviser nor any of its officers, directors, members or employees (its “Affiliates”) shall be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Manager or the Trust, including without limitation, any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered as a result of any error of judgment or mistake of law by the Sub-Adviser or its Affiliates with respect to the Fund, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Sub-Adviser or its Affiliates for, and the Sub-Adviser shall indemnify and hold harmless the Trust, the Manager, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the Securities Act of 1933, as amended (“1933 Act”)) (collectively, “Manager Indemnitees”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Manager Indemnitees may become subject under the 1933 Act, the Investment Company Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Sub-Adviser in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Prospectus and SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Allocated Portion or the omission to state therein a material fact known to the Sub-Adviser that was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Manager or the Trust by the Sub-Adviser Indemnitees (as defined below) for use therein.

B.                                     Except as may otherwise be provided by the Investment Company Act or any other federal securities law, the Manager and the Trust shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Sub-Adviser as a result of any error of judgment or mistake of law by the Manager with respect to the Allocated Portion, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Manager for, and the Manager shall indemnify and hold harmless the Sub-Adviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, “Sub-Adviser Indemnitees”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Sub-Adviser Indemnitees may become subject under the 1933 Act, the Investment Company Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Manager in the performance of any of its duties or obligations hereunder, (ii) any willful misconduct, bad faith, reckless disregard or gross negligence of the Fund or any of the Fund’s service providers (other than the Sub-Adviser) in connection with the operations of the Fund, or (iii) any untrue statement of a material fact contained in the Prospectus and SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund or the omission to state therein a material fact known to the Manager or the Trust that was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Manager or the Trust by an Sub-Adviser Indemnitee.

6.                                       REPRESENTATIONS OF MANAGER

The Manager represents, warrants and agrees that:

A.                                   The Manager has been duly authorized by the Board of Trustees of the Trust to delegate to the Sub-Adviser the provision of investment services to the Allocated Portion as contemplated hereby.

B.                                     The Manager has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Investment Company Act and will provide the Sub-Adviser with a copy of such code of ethics.

C.                                     The Manager is currently in compliance and shall at all times continue to comply with the requirements imposed upon the Manager by applicable law and regulations.

D.                                    The Manager (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the Investment Company Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) to the best of its knowledge, has met and will seek to continue to meet for so long as this Agreement is in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; and (iv) will promptly notify Sub-Adviser of the occurrence of any event that would disqualify Manager from serving as investment manager of an investment company pursuant to Section 9(a) of the Investment Company Act or otherwise.  The Manager will also promptly notify the Sub-Adviser if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund, provided, however, that routine regulatory examinations shall not be required to be reported by this provision.

E.                                      The Manager has provided the Sub-Adviser with a list, in writing, of all affiliated persons (as such term is defined in the Investment Company Act) and all affiliated persons of such affiliated persons and shall provide the Sub-Adviser with prompt notice, in writing, of all changes to such list.

F.                                      The Manager shall provide the Sub-Adviser with any further documents, materials or information that the Sub-Adviser may reasonably request from time to time, including such documents, materials or information that the Sub-Adviser deems necessary in order to complete an annual due diligence of the Manager, the Trust and the Fund, such as copies of the materials that the Manager provides to the Trust’s Board of Trustees in connection with the Board’s annual approval, in the manner provided in the Investment Company Act and the rules and regulations thereunder, of the Manager’s investment advisory agreement with the Trust.  The Manager has provided the Sub-Adviser with a copy of its Form ADV and shall provide the Sub-Adviser with a copy of its Form ADV promptly after any material update to its Form ADV.

7.                                       REPRESENTATIONS OF SUB-ADVISER

The Sub-Adviser represents, warrants and agrees as follows:

A.                                   The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the Investment Company Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) to its knowledge, has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify Manager of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Investment Company Act or otherwise.  The Sub-Adviser will also promptly notify the Fund and the Manager if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund, provided, however, that routine regulatory examinations shall not be required to be reported by this provision.

B.                                     The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Investment Company Act and will provide the Manager and the Board with a copy of such code of ethics, together with evidence of its adoption.  Within forty-five days of the end of the last calendar quarter of each year that this Agreement is in effect, and as otherwise requested, the President, Chief Operating Officer or a vice-president of the Sub-Adviser shall certify to the Manager that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-Adviser’s code of ethics or, if such a material violation has occurred, that appropriate action was taken in response to such violation.

C.                                     The Sub-Adviser has provided the Trust and the Manager with a copy of Part I and Part II of its Form ADV.  As of the date of this Agreement, Part I of the Sub-Adviser’s Form ADV as so provided is in the form as most recently filed with the Securities and Exchange Commission and the Sub-Adviser promptly will furnish a copy of all amendments to Part I and Part II of the Sub-Adviser’s Form ADV to the Trust and the Manager.  Such amendments shall reflect all changes in the Sub-Adviser’s organizational structure, professional staff or other significant developments affecting the Sub-Adviser, as required by the Advisers Act.

D.                                    The Sub-Adviser will notify the Trust and the Manager of any assignment of this Agreement or change of control of the Sub-Adviser, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Allocated Portion or senior management of the Sub-Adviser, in each case prior to or promptly after, such change.

E.                                      The Sub-Adviser agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage.

F.                                      The Sub-Adviser agrees that neither it, nor any of its affiliates, will knowingly in any way refer directly or indirectly to its relationship with the Trust, the Fund, the Manager or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the Manager, except as required by rule, regulation or upon the request of a governmental authority.  However, the Sub-Adviser may use the performance of the Allocated Portion in its composite performance.

G.                                     The Sub-Adviser acknowledges that nonpublic customer information (as defined in Regulation S-P, including any amendments thereto) of customers of the Trust received from the Manager is subject to the limitations on redisclosure and reuse set forth in Section 248.11 of Regulation S-P, and agrees that such information: (i) shall not be disclosed to any third party for any purpose without the written consent of the Manager and/or the Trust unless permitted by exceptions set forth in Sections 248.14 or 248.15 of Regulation S-P; and (ii) shall be safeguarded pursuant to procedures adopted under Section 248.30 of Regulation S-P.

8.                                       NON-EXCLUSIVITY

The services of the Sub-Adviser to the Manager, the Allocated Portion and the Trust are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render investment advisory or other services to others and to engage in other activities.  It is understood and agreed that the directors, officers, and employees of the Sub-Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees, or employees of any other firm or corporation.

9.                                       SUPPLEMENTAL ARRANGEMENTS

The Sub-Adviser may from time to time employ or associate itself with any person, including an affiliate of the Sub-Adviser, it believes to be particularly suited to assist it in providing the services to be performed by such Sub-Adviser hereunder, provided that no such person shall perform any services with respect to the Allocated Portion that would constitute an assignment or require a written advisory agreement pursuant to the Investment Company Act.  Any compensation payable to such persons shall be the sole responsibility of the Sub-Adviser, and neither the Manager nor the Trust shall have any obligations with respect thereto or otherwise arising under the Agreement.

10.                                 REGULATION

The Sub-Adviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports, or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

11.                                 RECORDS

The records relating to the services provided under this Agreement shall be the property of the Trust and shall be under its control; however, the Trust shall furnish to the Sub-Adviser such records and permit it to retain such records (either in original or in duplicate form) as it shall reasonably require in order to carry out its business and/or comply with applicable laws and regulations.  In the event of the termination of this Agreement, such other records shall promptly be returned to the Trust by the Sub-Adviser free from any claim or retention of rights therein, provided that the Sub-Adviser may retain any such records that are required by law or regulation.  The Manager and the Sub-Adviser shall keep confidential any information obtained in connection with their respective duties under this Agreement and disclose such information only if the Trust has authorized such disclosure or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or otherwise required by law.

12.                                 DURATION OF AGREEMENT

This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved: (i) by a vote of a majority of those trustees of the Trust who are not “interested persons” (as defined in the Investment Company Act) of any party to this Agreement (“Independent Trustees”), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Fund’s outstanding securities.  This Agreement will continue in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least annually by the Board of Trustees provided that in such event such continuance shall also be approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval.

13.                                 TERMINATION OF AGREEMENT

This Agreement may be terminated at any time, without the payment of any penalty, (i) by the Board of Trustees, including a majority of the Independent Trustees, or by the vote of a majority of the outstanding voting securities of the Fund, in either case on sixty (60) days’ written notice to the Manager and the Sub-Adviser, or (ii) by the Manager or Sub-Adviser on sixty (60) days’ written notice to the Trust and the other party.  This Agreement will automatically terminate, without the payment of any penalty, (i) in the event of its assignment (as defined in the Investment Company Act), unless a Section 15(a) order is received, or (ii) in the event the Investment Management Agreement between the Manager and the Trust is assigned (as defined in the Investment Company Act) or terminates for any other reason.  This Agreement will also terminate upon written notice from one party to the other party that the other party is in material breach of this Agreement, unless the other party in material breach of this Agreement cures such breach to the reasonable satisfaction of the party alleging the breach within thirty (30) days after written notice.

14.                                 USE OF NAMES

The parties agree that the name of the Sub-Adviser, the names of any affiliates of the Sub-Adviser and any derivative, logo, trademark, service mark or trade name thereof are the valuable property of the Sub-Adviser and its affiliates.  The Manager and the Trust shall have the right to use such name(s), derivatives, logos, trademarks or service marks or trade names only with the prior written approval of the Sub-Adviser, which approval shall not be unreasonably withheld or delayed so long as this Agreement is in effect.

Upon termination of this Agreement, the Manager and the Trust shall forthwith cease to use such name(s), derivatives, logos, trademarks or service marks or trade names.  The Manager and the Trust agree that they will review with the Sub-Adviser, prior to its use, any advertisement, sales literature, or notice that makes reference to the Sub-Adviser or its affiliates or any such name(s), derivatives, logos, trademarks, service marks or trade names so that the Sub-Adviser may review the context in which it is referred to, it being agreed that the Sub-Adviser shall have no responsibility to ensure the adequacy of the form or content of such materials for purposes of the Investment Company Act or other applicable laws and regulations.  If the Manager or the Trust makes any unauthorized use of the Sub-Adviser’s names, derivatives, logos, trademarks, service marks or trade names, the parties acknowledge that the Sub-Adviser shall suffer irreparable harm for which monetary damages may be inadequate and thus, the Sub-Adviser shall be entitled to injunctive relief, as well as any other remedy available under law.

The Manager agrees that the Sub-Adviser may use the names of the Manager, the Trust and the Fund in any material that merely refers in accurate terms to the appointment of the Sub-Adviser hereunder, including, without limitation, in any representative client list of the Sub-Adviser.

15.                                 AMENDMENTS TO THE AGREEMENT

Except to the extent permitted by the Investment Company Act or the rules or regulations thereunder or pursuant to exemptive relief granted by the SEC, this Agreement may be amended by the parties only if such amendment, if material, is specifically approved by the vote of a majority of the outstanding voting securities of the Fund (unless such approval is not required by Section 15 of the Investment Company Act as interpreted by the SEC or its staff or unless the SEC has granted an exemption from such approval requirement) and by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval.  The required shareholder approval shall be effective with respect to the Fund if a majority of the outstanding voting securities of the Fund vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of any other Fund affected by the amendment or all the Funds of the Trust.

16.                                 ASSIGNMENT

Any assignment (as that term is defined in the Investment Company Act)  of the Agreement made by the Sub-Adviser without the prior written consent of the Trust and the Manager shall result in the automatic termination of this Agreement, as provided in Section 13 hereof. Notwithstanding the foregoing, no assignment shall be deemed to result from any changes in the directors, officers or employees of such Sub-Adviser except as may be provided to the contrary in the Investment Company Act or the rules or regulations thereunder.  The Sub-Adviser agrees that it will notify the Trust and the Manager of any changes in its key employees within a reasonable time thereafter.

17.                                 ENTIRE AGREEMENT

This Agreement contains the entire understanding and agreement of the parties with respect to the Allocated Portion.

18.                                 HEADINGS

The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

19.                                 NOTICES

All notices required to be given pursuant to this Agreement shall be delivered or mailed to the address listed below of each applicable party in person or by registered or certified mail or a private mail or delivery service providing the sender with notice of receipt or such other address as specified in a notice duly given to the other parties.  Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.

For:                           Firsthand Capital Management, Inc.

125 South Market Street, Suite 1200

San Jose, California  95113

Attn:  Kevin Landis, President

with copy to:

Firsthand Capital Management, Inc.

125 South Market Street, Suite 1200

San Jose, California 95113

Attn:  Kelvin Leung, General Counsel

For:                           Firsthand Funds

125 South Market Street, Suite 1200

San Jose, California  95113

Attn: Omar Billawala, Assistant Treasurer

For:                           Evergreen Investment Management Company, LLC

401 South Tryon Street

Charlotte, North Carolina 28288

Attn: Kevin Rookey, Vice President

with copy to:

Evergreen Investment Management Company, LLC

200 Berkeley Street

Boston, Massachusetts 02116

Attn: Michael Koonce, General Counsel

20.                                 SEVERABILITY

Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

21.                                 TRUST AND SHAREHOLDER LIABILITY

The Manager and Sub-Adviser are hereby expressly put on notice of the limitation of shareholder liability as set forth in the Agreement and Declaration of Trust of the Trust and agree that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Trust and its assets, and if the liability relates to one or more series, the obligations hereunder shall be limited to the respective assets of the Fund.  The Manager and Sub-Adviser further agree that they shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Fund, nor from the Trustees or any individual Trustee of the Trust.

22.                                 GOVERNING LAW

The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of the Commonwealth of Massachusetts, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.

23.                                 INTERPRETATION

Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the Investment Company Act.  Specifically, the terms “vote of a majority of the outstanding voting securities,” “interested persons,” “assignment,” and “affiliated persons,” as used herein shall have the meanings assigned to them by Section 2(a) of the Investment Company Act.  In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first mentioned above.

FIRSTHAND CAPITAL MANAGEMENT, INC.		EVERGREEN INVESTMENT MANAGEMENT COMPANY, LLC

By:		By:
	Kevin Landis		Name:
	President		Title:

FIRSTHAND FUNDS

By:
Kevin Landis
Trustee

APPENDIX A

TO

INVESTMENT SUB-ADVISORY AGREEMENT

WITH

EVERGREEN INVESTMENT MANAGEMENT COMPANY, LLC

Fund	Annual Advisory Fee**

Firsthand Health Sciences Fund*

*            Fee to be paid with respect to this Fund shall be based only on the portion of the Fund’s average daily net assets advised by the Sub-Adviser, which is referred to in this Appendix A as the “Evergreen Allocated Portion.”

**     For purposes of calculating the annual advisory fee, assets of the Evergreen Allocated Portion will be aggregated with the assets of other registered investment companies managed by the Manager and advised by the Sub-Adviser.